Exhibit 99.1
For Immediate Release

Star Equity Holdings Reports 2026 First Quarter Results
Significant New Business Wins and Contract Renewals
Realized Merger Synergies of $2.6 Million (1)

OLD GREENWICH, CT - May 11, 2026 - Star Equity Holdings, Inc. (Nasdaq: STRR and STRRP) ("Star" or the "Company"), a diversified holding company, announced today financial results for the first quarter ended March 31, 2026.

2026 First Quarter Summary

•Revenue of $50.1 million increased 57.1% from the first quarter of 2025.
•Gross profit $20.6 million increased 25.4% from the first quarter of 2025.
•Net loss attributable to common shareholders was $4.4 million, or $1.17 per diluted share, compared to net loss attributable to common shareholders of $1.8 million, or $0.59 per diluted share, for the first quarter of 2025. Adjusted net loss per diluted share (non-GAAP measure)* was $0.99 compared to adjusted net loss per diluted share of $0.38 in the first quarter of 2025. Pro forma adjusted net loss per diluted share was $0.22 in the first quarter of 2025.
•Adjusted EBITDA loss (non-GAAP measure)* increased to $1.6 million versus adjusted EBITDA loss of $0.7 million in the first quarter of 2025; pro forma adjusted EBITDA loss was $1.2 million in the first quarter of 2025.
•Total cash including restricted cash was $10.3 million at March 31, 2026.

Jeff Eberwein, CEO of Star, noted, “The first quarter is almost always our weakest quarter of the year and in this year's first quarter, startup delays for new projects and broader macroeconomic conditions caused our Building Solutions and Business Services divisions to perform worse than expected. Our Energy Services division, however, maintained solid momentum. We believe our focus on operational and cost improvements and continued investments in growth and innovation are strengthening our competitive position and will drive significantly improved results as the year progresses.”

Jake Zabkowicz, Global CEO of Hudson Talent Solutions ("HTS"), added, “Gross profit increased 6.4% at HTS year-over-year, reflecting steady improvement despite continued macroeconomic uncertainty and sustained pressure in the talent market. We have maintained a strong focus on innovation and operational efficiency, including the expanded deployment of agentic AI solutions to enhance recruiter productivity, improve candidate matching, and deliver greater value to clients. These efforts are helping our ability to navigate the current environment while positioning us to capitalize on improving market conditions in the future. As an example, new business activity and contract renewals with legacy clients accelerated meaningfully in the first quarter of 2026, exceeding levels seen in any quarter of 2025.”

Rick Coleman, COO of Star, added, “Residential and commercial construction markets remained soft in the first quarter causing our Building Solutions division to perform below internal expectations, primarily due to delays in several pending contract awards and severe winter weather in both of our key geographies. However, underlying demand remains intact, as evidenced by recently secured new business, including the $4.2 million multifamily housing project in New Hampshire for our KBS business we announced on April 30, 2026. In contrast, our Energy Services division delivered a strong quarter, continuing to gain share across core markets, with particularly strong performance in mining and geothermal end markets."

Mr. Eberwein concluded, “We remain focused on disciplined execution, rigorous cost management, and prudent capital allocation, including the active evaluation of M&A opportunities across all three of our operating divisions, as we continue to advance our strategic priorities. We believe we are well positioned to navigate near-term market volatility while driving increased profitability and long-term shareholder value.”

* The Company provides non-GAAP measures as a supplement to financial results based on accounting principles generally accepted in the United States ("GAAP"). Adjusted EBITDA, EBITDA, adjusted net income or loss, and adjusted net income or loss per diluted share are defined in the division / segment tables at the end of this release and a reconciliation of such non-GAAP measures to the most directly comparable GAAP measures is included within such division / segment tables.
1 $2.6 million of synergies on an annualized basis. Please reference slide 4 of Star's Q1 earnings call presentation.

Division Highlights

Building Solutions

First quarter Building Solutions revenue was $11.6 million and gross profit was $1.6 million. Adjusted EBITDA loss was $0.9 million.

Pro forma ("PF")(1) Building Solutions revenue was $12.1 million for the first quarter of 2025, and PF gross profit was $2.9 million. PF adjusted EBITDA was $0.3 million.

Building Solutions quarter-end backlog was $8.0 million, and the trailing 12-month book-to-bill ratio was 0.72.

Business Services

First quarter 2026 Business Services revenue was $35.0 million, up from $31.9 million in the prior year quarter, while gross profit was $17.4 million, up from $16.4 million a year ago. Business Services adjusted EBITDA loss was $0.3 million, down from adjusted EBITDA of $0.2 million in the prior year quarter.

Regionally, Americas and EMEA gross profit grew 21% and 11%, respectively. This growth was partially offset by APAC, where gross profit declined by 8%.

Energy Services

First quarter 2026 Energy Services revenue was $3.5 million. Gross profit was $1.5 million. Energy Services adjusted EBITDA was $1.0 million in the first quarter.

PF Energy Services revenue for the first quarter of 2025 was $2.6 million and PF gross profit was $1.3 million. First quarter 2025 PF adjusted EBITDA was $0.5 million.

(1) Pro forma Building Solutions, Energy Services, and Investments results for the full first quarter of 2025. Alliance Drilling Tools was acquired by Star Operating Companies on March 3, 2025.

Corporate Costs

In the first quarter of 2026, the Company's corporate costs were $1.9 million, up from $0.9 million in the prior year quarter, but down $0.7 million on a PF basis. Corporate costs in the first quarter of 2026 and 2025 excluded non-recurring expenses of $0.2 million and $0.3 million, respectively. The decrease in corporate costs was primarily driven by the Merger.

Liquidity and Capital Resources

The Company ended the first quarter of 2026 with $10.3 million in cash, including $2.2 million in restricted cash. The Company used $1.4 million in cash flow from operations during the first quarter of 2026 compared to using $0.8 million in cash flow from operations in the first quarter of 2025.

Share Repurchase Program

In the first quarter of 2026, the Company repurchased 70,424 shares for approximately $0.7 million As of the end of the first quarter of 2026, the Company has approximately $1.8 million remaining under its $3 million repurchase program authorized in September 2025 and continues to view share repurchases as an attractive use of capital.

NOL Carryforward

As of December 31, 2025, Star had $215 million of usable net operating losses (“NOL”) in the U.S., which the Company considers to be a very valuable asset for its stockholders. In order to protect the value of the NOL for all stockholders, the Company has a rights agreement and charter amendment in place that limit beneficial ownership of Star common stock to 4.99%. Stockholders who wish to own more than 4.99% of Star common stock, or who already own more than 4.99% of Star common stock and wish to buy more, may only acquire additional shares with the Board’s prior written approval.

Conference Call/Webcast

The Company will conduct a conference call on Tuesday, May 12, 2026 at 10:00 a.m. ET to discuss this announcement. Individuals wishing to listen can access the webcast on the investor information section of the Company's web site at www.starequity.com.

If you wish to join the conference call, please use the dial-in information below:
•Toll-Free Dial-In Number: (833) 890-6161
•International Dial-In Number: (412) 504-9848

The archived call will be available on the investor relations section of the Company's website at www.starequity.com.

About Star Equity Holdings, Inc.
Star Equity Holdings, Inc. is a diversified holding company that seeks to build long-term shareholder value by acquiring, managing, and growing businesses with strong fundamentals and market opportunities. Its current structure comprises four divisions: Building Solutions, Business Services, Energy Services, and Investments. For more information visit www.starequity.com.

On August 22, 2025, the Company completed its previously announced acquisition of Star Operating Companies, Inc. (“Star Operating”, formerly known as Star Equity Holdings, Inc.), pursuant to the Agreement and Plan of Merger, dated as of May 21, 2025 (the “Merger Agreement”), by and among the Company, Star Operating and HSON Merger Sub, Inc., a wholly owned subsidiary of the Company (“Merger Sub”). Upon the terms and subject to the conditions of the Merger Agreement, on August 22, 2025, at the effective time of the merger pursuant to the Merger Agreement (the “Merger”), Merger Sub merged with and into Star Operating, with Star Operating continuing as the surviving corporation of the Merger as a wholly owned subsidiary of the Company. Effective September 5, 2025, the Company changed (i) its name to Star Equity Holdings, Inc. and (ii) its trading symbols on Nasdaq to STRR and STRRP.

Building Solutions
The Building Solutions division operates in three specialties: (i) modular building manufacturing; (ii) structural wall panel and wood foundation manufacturing, including building supply distribution operations; and (iii) glue-laminated timber (glulam) column, beam, and truss manufacturing.

Business Services
The Business Services division provides flexible and scalable recruitment solutions to a global clientele, servicing organizations at all levels, from entry-level positions to the C-suite. The division focuses on mid-market and enterprise organizations worldwide, partnering consultatively with talent acquisition, HR, and procurement leaders to build diverse, high-impact teams and drive business success.

Energy Services
The Energy Services division engages in the rental, sale, and repair of downhole tools used in the oil and gas, geothermal, mining, and water-well industries.

Investments
The Investments division manages and finances the Company’s real estate assets as well as its investment positions in private and public companies.

Investor Relations:
The Equity Group
Lena Cati
(212) 836-9611
lcati@theequitygroup.com

Forward-Looking Statements
This press release contains statements that the Company believes to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the Company’s future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,”
“project,” “intend,” “plan,” “predict,” “believe,” and similar words, expressions, and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties, and assumptions, including industry and economic conditions that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties, and assumptions include, but are not limited to, (1) global economic fluctuations, (2) changes in the cost and availability of commodities, materials, and equipment, (3) risks related to providing uninterrupted service to clients, (4) the ability of clients to terminate their relationship with the Company at any time, (5) risks associated with real estate ownership, (6) the Company’s ability to successfully achieve its strategic initiatives, (7) risks related to fluctuations in the Company’s operating results from quarter to quarter, (8) risks related to potential acquisitions or dispositions of businesses by the Company, (9) our profitability and growth being tied to the success of our operating businesses, (10) risks associated with our financial investments in other businesses, (11) our ability to improve existing products and services and develop, introduce, and market new products and services successfully, (12) the loss of or material reduction in our business with any of the Company’s largest customers, (13) competition in the Company’s markets, (14) risks related to potential decreases in demand for products, (15) our ability to maintain costs at an acceptable level, (16) the negative cash flows and operating losses that may recur in the future, (17) risks related to international operations, including foreign currency fluctuations, political events, trade wars, natural disasters or health crises, including the Russia-Ukraine war, and potential conflict in the Middle East, (18) risks relating to how future credit facilities may affect or restrict our operating flexibility, (19) our ability to generate or borrow sufficient cash to make payments on our indebtedness, (20) risks related to indebtedness, (21) risks associated with the Company’s investment strategy, (22) the Company’s dependence on key management personnel, (23) the Company’s ability to attract and retain highly skilled professionals, management, and advisors, (24) the Company’s ability to collect accounts receivable, (25) the Company’s exposure to legal proceedings, investigations and disputes, and limits on related insurance coverage, (26) the Company’s ability to utilize net operating loss carryforwards, (27) the potential for goodwill impairment, (28) volatility of the Company’s stock price, (29) risks related to our historically low trading volume, (30) risks related to securities or industry analysts, (31) the Company’s ability to declare dividends, (32) risks associated with failure to pay dividends on our Series A Preferred Stock, (33) our history of annual net losses, (34) risks related to our international operations, (35) risks related to compliance with federal and state laws, regulations, and other rules, (36) our exposure to employment-related claims, legal liability, and costs from clients, employees, and regulatory authorities, (37) risks related to the imposition of licensing or tax requirements or new regulations, (38) the effect of Anti-takeover provisions in our organizational documents, (39) the effect of the protective amendment contained in our Restated Certificate of Incorporation, (40) the impact of our stockholder rights plan, or “poison pill,” on stockholder decision making, (41) risks related to our scaled disclosure requirements as a smaller reporting company, (42) the Company’s heavy reliance on information systems and the impact of potentially losing or failing to develop technology, (43) the adverse impacts of cybersecurity threats and attacks, and (44) risks related to the use of new and evolving technologies, and (45) those risks set forth in “Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.” The foregoing list should not be construed to be exhaustive. Actual results could differ materially from the forward-looking statements contained in this press release. In view of these uncertainties, you should not place undue reliance on any forward-looking statements, which are based on our current expectations. These forward-looking statements speak only as of the date of this press release. The Company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Financial Tables Follow

STAR EQUITY HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2026	2025
Revenues:
Building Solutions	$11,598	$—
Business Services	35,005	31,866
Energy Services	3,458	—
Investments	—	—
Total revenues	50,061	31,866

Cost of revenues:
Building Solutions	9,957	—
Business Services	17,559	15,468
Energy Services	1,915	—
Investments	75	—
Total cost of revenues	29,506	15,468

Gross profit	20,555	16,398

Operating expenses:
Salaries and related	18,740	14,345
Office and general	4,597	2,564
Marketing and promotion	922	930
Depreciation and amortization	311	283
Total operating expenses	24,570	18,122
Operating loss	(4,015)	(1,724)
Non-operating income (expense):
Interest (expense) income, net	(13)	71
Other income / (expense), net	(31)	(71)
Loss before income taxes	(4,059)	(1,724)
(Benefit from) provision for income taxes	(266)	32
Net loss	(3,793)	(1,756)
Dividend on Series A perpetual preferred stock	(592)	—
Net loss attributable to common shareholders	$(4,385)	$(1,756)
Loss per share:
Basic	$(1.01)	$(0.59)
Diluted	$(1.01)	$(0.59)
Loss per share, attributable to common shareholders
Basic	$(1.17)	$(0.59)
Diluted	$(1.17)	$(0.59)
Weighted-average shares outstanding:
Basic	3,744	2,985
Diluted	3,744	2,985

Dividends declared per share of Series A perpetual preferred stock	$0.25	$—

STAR EQUITY HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)
(unaudited)

	March 31, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$8,093	$10,269
Restricted cash, current	1,649	1,819
Investments in equity securities	4,157	3,767
Accounts receivable, less allowance for expected credit losses of $310 and $275, respectively	32,839	35,220
Note receivable, current portion	256	256
Inventories, net	7,072	6,988
Prepaid and other	3,992	4,168
Total current assets	58,058	62,487
Property and equipment, net of accumulated depreciation of $7,001 and $6,367, respectively	15,868	18,610
Operating lease right-of-use assets	14,078	11,675
Goodwill	5,913	5,944
Intangible assets, net of accumulated amortization of $4,949 and $4,795, respectively	1,526	1,688
Long-term investments	953	953
Notes receivable, net of current portion	8,766	8,629
Deferred tax assets, net	2,786	1,911
Restricted cash, non-current	553	1,322
Other assets	12	12
Total assets	$108,513	$113,231
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,514	$4,769
Accrued salaries, commissions, and benefits	8,152	7,526
Accrued expenses and other current liabilities	6,681	6,907
Short-term debt	6,789	8,473
Deferred revenue	876	1,496
Operating lease obligations, current	745	655
Total current liabilities	27,757	29,826
Income tax payable	100	99
Operating lease obligations	13,624	11,235
Long-term debt, net of current portion	5,589	6,056
Other liabilities	441	308
Total liabilities	47,511	47,524
Commitments and contingencies
Stockholders’ equity:
Series A Preferred stock, $0.001 par value; 10,000 shares authorized: 2,691 shares issued and 2,370 shares outstanding for both periods	3	3
Common stock, $0.001 par value, 20,000 shares authorized; 5,389 and 5,366 shares issued; 3,707 and 3,755 shares outstanding, respectively	5	5
Additional paid-in capital	530,028	530,136
Accumulated deficit	(439,727)	(435,934)
Accumulated other comprehensive loss, net of applicable tax	(1,447)	(1,364)
Treasury stock, at cost: 1,682 and 1,611 common shares, respectively, and 321 preferred shares for both periods	(27,860)	(27,139)
Total stockholders’ equity	61,002	65,707
Total liabilities and stockholders’ equity	$108,513	$113,231

STAR EQUITY HOLDINGS, INC.
DIVISION ANALYSIS - QUARTER TO DATE
RECONCILIATION OF ADJUSTED EBITDA
(in thousands)
(unaudited)

For The Three Months Ended March 31, 2026	Building Solutions	Business Services	Energy Services	Investments	Corporate	Total
Revenue, from external customers	$11,598	$35,005	$3,458	$159	$(159)	$50,061
Gross profit	$1,641	$17,446	$1,543	$84	$(159)	$20,555
Net loss attributable to common shareholders	$(1,744)	$(599)	$404	$145	$(2,591)	$(4,385)
Dividends on Series A perpetual preferred stock	—	—	—	—	592	592
Net loss	(1,744)	(599)	404	145	(1,999)	(3,793)
Provision from income taxes	—	(766)	—	—	500	(266)
Interest income, net	126	158	43	(173)	(141)	13
Total depreciation and amortization	264	192	401	75	10	942
EBITDA (loss) (1)	(1,354)	(1,015)	848	47	(1,630)	(3,104)
Foreign currency gain/loss	—	52	—	—	(7)	45
Corporate administrative charges	399	235	73	—	(707)	—
Gains on sale and leaseback transactions	—	—	(37)	—	—	(37)
Other non-operating expense (income)	(2)	56	(32)	177	(16)	183
Stock-based compensation expense	8	202	—	—	274	484
Interest income (2)	—	—	—	227	—	227
Unrealized (gain) loss on equity securities	—	—	—	23	(2)	21
Severance/non-recurring salary	—	77	130	—	79	286
Transaction costs related to mergers and acquisitions	—	—	—	—	57	57
Financing costs	23	—	51	—	4	78
Other non-recurring expenses	—	53	—	2	59	114
Adjusted EBITDA (loss) (1)	$(926)	$(340)	$1,033	$476	$(1,889)	$(1,646)

For The Three Months Ended March 31, 2025	Business Services	Corporate	Total
Revenue, from external customers	$31,866	$—	$31,866
Gross profit	$16,398	$—	$16,398
Net loss	$(973)	$(783)	$(1,756)
Provision for income taxes	76	(44)	32
Interest income, net	121	(192)	(71)
Total depreciation and amortization	280	3	283
EBITDA (loss) (1)	(496)	(1,016)	(1,512)
Corporate administrative charges	325	(325)	—
Foreign currency gain/loss	105	8	113
Other non-operating expense (income)	1	(43)	(42)
Stock-based compensation expense	237	149	386
Severance/non-recurring salary	54	—	54
Transaction costs related to mergers and acquisitions	—	284	284
Other non-recurring expenses	—	49	49
Adjusted EBITDA (loss) (1)	$226	$(894)	$(668)

(1)    Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income (expense), stock-based compensation expense, and other non-recurring severance and professional fees (“Adjusted EBITDA”) are presented to provide additional information about the Company's operations on a basis consistent with the measures which the Company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the Company's profitability or liquidity. Furthermore, EBITDA and Adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.
(2)     The Company allocates all corporate interest income to the Investments Division.

STAR EQUITY HOLDINGS, INC.
DIVISION ANALYSIS - QUARTER TO DATE
RECONCILIATION OF PRO FORMA ADJUSTED EBITDA
(in thousands)
(unaudited)

For The Three Months Ended March 31, 2025	Building Solutions	Business Services	Energy Services	Investments	Corporate	Total
Pro forma revenue, from external customers (1)	$12,118	$31,866	$2,556	$158	$(158)	$46,540
Pro forma gross profit (1)	$2,929	$16,398	$1,257	$83	$(158)	$20,509
Pro forma net loss attributable to common shareholders (1)	$(865)	$(973)	$(319)	$(348)	$(1,233)	$(3,738)
Dividends on Series A perpetual preferred stock	—	—	—	—	479	479
Pro forma net loss	(865)	(973)	(319)	(348)	(754)	(3,259)
Provision from income taxes	—	76	—	—	(2,234)	(2,158)
Interest income, net	182	121	(4)	(155)	(200)	(56)
Total depreciation and amortization	1,015	280	198	75	12	1,580
Pro forma EBITDA (loss) (2)	332	(496)	(125)	(428)	(3,176)	(3,893)
Unrealized (gain) loss on equity securities	—	—	—	224	—	224
Foreign currency gain/loss	—	105	—	—	8	113
Corporate administrative charges	—	325	—	—	(325)	—
Other non-operating expense (income)	—	1	20	—	(43)	(22)
Stock-based compensation expense	11	237	—	—	189	437
Interest income (3)	—	—	—	215	—	215
Severance/non-recurring salary	—	54	—	—	—	54
Transaction costs related to mergers and acquisitions	—	—	595	—	746	1,341
Impairment of cost method investment	—	—	—	61	—	61
Loss (gain) on equity method investment	—	—	—	251	—	251
Financing costs	8	—	—	—	4	12
Other non-recurring expenses	(28)	—	—	—	49	21
Pro forma adjusted EBITDA (loss) (2)	$323	$226	$490	$323	$(2,548)	$(1,186)

(1)     Pro forma Building Solutions, Energy Services, and Investments results for the full first quarter of 2025. Alliance Drilling Tools was acquired by Star Operating Companies on March 3, 2025.
(2)    Pro forma Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating (income) expense, stock-based compensation expense, and other non-recurring expenses (“Adjusted EBITDA”) are presented to provide additional information about the Company's operations on a basis consistent with the measures which the Company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the Company's profitability or liquidity. Furthermore, EBITDA and Adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.
(3)     In Q1 2025, the Company allocated all Star Operating Companies corporate interest income to the Investments Division.

STAR EQUITY HOLDINGS, INC.
INCOME PER DILUTED SHARE
(in thousands, except per share amounts)
(unaudited)

	Adjusted	Diluted Shares	Per Diluted
For The Three Months Ended March 31, 2026	Net Loss	Outstanding	Share (1)
Net loss	$(3,793)	3,744	$(1.01)
Dividends on Series A perpetual preferred stock	(592)	3,744	(0.16)
Net loss attributable to common shareholders	(4,385)	3,744	(1.17)
Intangible amortization from acquisitions	159	3,744	0.04
Gains on sale and leaseback transactions	(37)	3,744	(0.01)
Unrealized (gain) loss on equity securities	21	3,744	0.01
Severance/non-recurring salary	286	3,744	0.08
Transaction costs related to mergers and acquisitions	57	3,744	0.02
Financing costs	78	3,744	0.02
Other non-recurring expenses	114	3,744	0.03
Adjusted net loss (2)	$(3,707)	3,744	$(0.99)

	Adjusted	Diluted Shares	Per Diluted
For The Three Months Ended March 31, 2025	Net Loss	Outstanding	Share (1)
Net loss	$(1,756)	2,985	$(0.59)
Intangible amortization from acquisitions	238	2,985	0.08
Severance/non-recurring salary	54	2,985	0.02
Transaction costs related to mergers and acquisitions	284	2,985	0.10
Other non-recurring expenses	49	2,985	0.02
Adjusted net loss (2)	$(1,131)	2,985	$(0.38)

STAR EQUITY HOLDINGS, INC.
PRO FORMA INCOME PER DILUTED SHARE
(in thousands, except per share amounts)
(unaudited)

	Adjusted	Diluted Shares	Per Diluted
For The Three Months Ended March 31, 2025	Net Loss	Outstanding	Share (1)
Pro forma net loss (3)	$(3,259)	3,729	$(0.87)
Dividends on Series A perpetual preferred stock	(479)	3,729	(0.13)
Pro forma net loss attributable to common shareholders (3)	(3,738)	3,729	(1.00)
Intangible amortization from acquisitions	962	3,729	0.26
Unrealized (gain) loss on equity securities	224	3,729	0.06
Severance/non-recurring salary	54	3,729	0.01
Transaction costs related to mergers and acquisitions	1,341	3,729	0.36
Impairment of cost method investment	61	3,729	0.02
Loss (gain) on equity method investment	251	3,729	0.07
Financing costs	12	3,729	—
Other non-recurring expenses	21	3,729	0.01
Pro forma adjusted net loss (2)(3)	$(812)	3,729	$(0.22)

(1)        Amounts may not sum due to rounding.
(2)        Adjusted net income or loss per diluted share are Non-GAAP measures defined as reported net income or loss and reported net income or loss per diluted share before items such as acquisition-related costs and non-recurring expenses after tax that are presented to provide additional information about the Company's operations on a basis consistent with the measures that the Company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. Adjusted net income or loss per diluted share should not be considered in isolation or as substitutes for net income or loss and net income or loss per share and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as measures of the Company's profitability or liquidity. Further, adjusted net income or loss and adjusted net income or loss per diluted share as presented above may not be comparable with similarly titled measures reported by other companies.
(3)        Pro forma Building Solutions, Energy Services, and Investments results for the full first quarter of 2025. Alliance Drilling Tools was acquired by Star Operating Companies on March 3, 2025.